UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):	June 12, 2015

RUTHIGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File Number.)	(IRS Employer Identification No.)

2445 Bennett Valley Road, Suite C116

Santa Rosa, CA 95404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 525-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2015, Ruthigen, Inc. (“Ruthigen”) accepted subscriptions from 34 accredited investors pursuant to subscription agreements with each such investor (each, a “Subscription Agreement”), whereby Ruthigen agreed to sell 948,464 shares of common stock at a price of $2.75 per share in a private placement offering for aggregate gross proceeds of approximately $2.6 million (the “Private Placement”). Closing of the Private Placement is conditioned upon the closing of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2015, by and among Ruthigen, Pulmatrix, Inc., a Delaware corporation (“Pulmatrix”), and Ruthigen Merger Corp., a wholly owned subsidiary of Ruthigen (“Merger Sub”), which provides for the merger of Pulmatrix with and into Merger Sub, with Pulmatrix surviving the merger (the “Merger”). The issuance of shares of Ruthigen’s common stock in the Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as a transaction by an issuer not involving a public offering.

The foregoing description of the form of Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2015, in connection with the previously announced Merger Agreement, dated as of March 13, 2015, by and among Ruthigen, Pulmatrix and Merger Sub, which provides for the merger of Pulmatrix with and into Merger Sub, with Pulmatrix surviving the Merger, Ruthigen held a special meeting of stockholders (the “Special Meeting”).

At the Special Meeting, the following proposals were submitted to a vote of Ruthigen’s stockholders and received the votes necessary for approval, with the results indicated below:

1.	To approve the Merger, the Merger Agreement and the transactions contemplated thereby, including the issuance of (a) shares of Ruthigen’s common stock to Pulmatrix equity holders and warrants to purchase Ruthigen’s common stock to holders of certain outstanding warrants to purchase Pulmatrix common stock as merger consideration in the Merger, (b) shares of Ruthigen’s common stock to certain lenders of Pulmatrix upon the conversion of the bridge loans assumed by Ruthigen into shares of Ruthigen’s common stock immediately following the consummation of the Merger and (c) shares of Ruthigen’s common stock to be held in escrow to secure indemnification obligations pursuant to the Merger Agreement.

Number of Shares
For	3,082,918
Against	44,680
Abstain	32,920
Broker Non-Votes	0

2.	To consider and vote upon an amendment to Ruthigen’s 2013 Employee, Director and Consultant Equity Incentive Plan to (i) increase the number of shares available for grant thereunder to 6,853,319 pre-reverse stock split shares of Ruthigen common stock, (ii) permit the issuance of performance-based awards thereunder and (iii) provide for an increase in the number of shares subject to the “evergreen” provision that allows for an annual increase in the number of shares of common stock available for issuance thereunder.

Number of Shares
For	3,009,096
Against	109,042
Abstain	42,380
Broker Non-Votes	0

3.	To approve an amendment to Ruthigen’s amended and restated certificate of incorporation and confirm and ratify an amendment to Ruthigen’s restated bylaws to declassify Ruthigen’s board of directors.

Number of Shares
For	3,037,643
Against	81,905
Abstain	40,970
Broker Non-Votes	0

4.	To approve an amendment to Ruthigen’s amended and restated certificate of incorporation to effect a reverse stock split with a ratio between 1-for-2.5 and 1-for-4 with respect to the issued and outstanding common stock of the combined company immediately following the Merger.

Number of Shares
For	2,979,161
Against	86,072
Abstain	95,285
Broker Non-Votes	0

5.	To approve the employment agreements between Ruthigen and Pulmatrix, as employer, and Hojabr Alimi, Ruthigen’s chief executive officer, and Sameer Harish, Ruthigen’s chief financial officer, as employees, pursuant to which Messrs. Alimi and Harish will receive cash and restricted stock units from Ruthigen as consideration.

Number of Shares
For	2,978,476
Against	62,517
Abstain	119,155
Broker Non-Votes	0

Because each of the proposals necessary to consummate the Merger received sufficient votes to be approved, it was unnecessary to tally the votes for the sixth proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there were not sufficient votes at the time of the Special Meeting to adopt such proposals. Ruthigen did not obtain sufficient votes to approve the proposal to declassify its board of directors, however such approval was not required to consummate the Merger. Accordingly, Ruthigen’s board of directors will remain classified at the effective time of the Merger.

Section 8 – Other Events

Item 8.01. Other Events.

On June 12, 2015, Ruthigen and Pulmatrix jointly issued a press release announcing that Ruthigen obtained sufficient votes to approve each proposal required to consummate the previously announced proposed Merger at the Special Meeting, and Pulmatrix received sufficient written consents from its stockholders in accordance with the Merger Agreement to approve the Merger. Ruthigen also announced that it did not obtain sufficient votes to approve the proposal to declassify its board of directors.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1 99.1	Form of Subscription Agreement. Press Release, dated June 12, 2015.

* * *

Important Information For Investors and Stockholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the Merger Agreement were submitted to the stockholders of Ruthigen and Pulmatrix, respectively, for their approval. On June 12, 2015, Ruthigen’s stockholders voted on, among other things, the Merger, the proposed issuance of Ruthigen common stock in the Merger and the amendments to Ruthigen’s amended and restated certificate of incorporation to declassify Ruthigen’s board of directors and effect a reverse stock split of Ruthigen’s common stock. On or about May 4, 2015, Pulmatrix mailed a consent solicitation statement to its stockholders asking them to approve the Merger. In connection with the proposed Merger, Ruthigen filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a consent solicitation statement of Pulmatrix and a definitive proxy statement of Ruthigen that also constitutes a prospectus. The registration statement was declared effective by the SEC on May 4, 2015, and the definitive joint proxy and consent solicitation statement/prospectus was mailed to Ruthigen and Pulmatrix stockholders on or about May 4, 2015 in connection with the Merger. INVESTORS AND SECURITY HOLDERS OF RUTHIGEN AND PULMATRIX ARE URGED TO READ THE DEFINITIVE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may currently obtain free copies of the definitive joint proxy and consent solicitation statement/prospectus, and other documents containing important information about Ruthigen filed with the SEC, through the website maintained by the SEC at www.sec.gov. Ruthigen makes copies of materials it files with, or furnishes to, the SEC available free of charge at www.ruthigen.com (in its “Investors” section), and investors and security holders may contact Ruthigen at (707) 525-9900 to receive copies of documents that Ruthigen files with or furnishes to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTHIGEN, INC.

Date: June 12, 2015	By:	/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1 99.1	Form of Subscription Agreement. Press Release, dated June 12, 2015.